UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

_________________________

SMARTRENT, INC. †

(Exact Name Of Registrant As Specified In Its Charter)

__________________________

Delaware	85-4218526
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18835 N Thompson Peak Parkway Suite 300 Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-256144

Securities to be registered pursuant to Section 12(g) of the Act: None

†            Immediately prior to the completion of the offering to which this Registration Statement relates, we consummated a business combination and changed our name from Fifth Wall Acquisition Corp. I to SmartRent, Inc.

Item 1. Description of Registrant’s Securities to be Registered

The description of the common stock, par value $0.0001 per share (the “Common Stock”) of the Registrant as set forth under the caption “Description of Capital Stock of the Post-Combination Company” in the proxy statement/prospectus forming a part of the Registration Statement on Form S-4, as amended and filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2021 (Registration No. 333-256144), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMARTRENT, INC.

Date: August 24, 2021	By:	/s/ Lucas Haldeman
Name: Lucas Haldeman
Title: Chief Executive Officer

3